Exhibit 3.1

FH Corporate Services Ltd.

Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola VG1110

British Virgin Islands

Company No.: 2173734 TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT, 2004 (the “Act”)

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

D. Boral Acquisition I Corp.

Incorporated on 3 April 2025

Amended and Restated on 20 May 2025

Amended and Restated on 25 August 2025

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

MEMORANDUM OF ASSOCIATION

OF

D. Boral Acquisition I Corp.

(the “Company”)

1.	NAME

The name of the Company is D. Boral Acquisition I Corp.

2.	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to:

(i)	the amount from time to time unpaid on such member’s shares;

(ii)	any liability expressly provided for in the Memorandum or the Articles; and

(iii)	any liability to repay a distribution pursuant to section 58(1) of the Act.

3.	REGISTERED OFFICE

The first registered office of the Company will be situated at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands. Thereafter, the registered office may be situated at such other place as the directors or members may from time to time determine.

4.	REGISTERED AGENT

The first registered agent of the Company will be FH Corporate Services Ltd, of Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands. Thereafter, the directors or members may from time to time change the Registered Agent.

5.	GENERAL OBJECTS AND POWERS

Subject to Regulation 6 below, the Company shall have full power and authority to carry out any object not prohibited by the Act as amended from time to time, or any other law of the British Virgin Islands.

6.	AUTHORISED SHARES

6.1.	The Company is authorised to issue 555,000,000 million shares divided into the following three classes of shares:

(i)	500,000,000 Class A ordinary shares with US$0.0001 par value each (the “Class A Shares”);

(ii)	50,000,000 Class B ordinary shares with US$0.0001 par value each (the “Class B Shares”); and

(iii)	5,000,000 preference shares of US$0.0001 par value (the “Preference Shares”).

6.2.	The directors or members may from time to time increase or reduce the maximum number of shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below.

7.	SHARE RIGHTS

7.1.	Class A Shares. Each Class A Share in the Company confers on the holder:

(i)	the right to one vote at a meeting of the Members or on any Resolution of the Members;

(ii)	the right to an equal share in any distribution made by the Company in accordance with the Act; and

(iii)	unless otherwise agreed by the Member, the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.2.	Class B Shares. Each Class B Share in the Company confers on the holder:

(i)	the right to one vote at a meeting of the Members or on any Resolution of the Members;

(ii)	the right to an equal share in any distribution made by the Company in accordance with the Act;

(iii)	unless otherwise agreed by the Member, the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.3.	Preference Shares. The Board may, by amendment to this Memorandum in accordance with clause 11 below, from time to time create and constitute (or re-designate, as the case may be), such further class or classes of Preference Shares (and designate series within such Preference Shares) with such name or names and with such preferred, deferred or other rights or such restrictions, whether in regard to voting, dividends, distributions, liquidations or otherwise as the Board may, by resolution of Directors determine (a “Preference Share Designation”) and as may be permitted by the Act.

8.	VARIATION OF RIGHTS

The rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of not less than 50% of the issued shares of that class and the holders of not less than 50% of the issued shares of any other class of shares which may be affected by such variation.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

10.	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

11.	AMENDMENTS TO MEMORANDUM AND ARTICLES

The Company may, by Resolution of Directors or Resolution of Members, amend the Memorandum and Articles, save that no amendment may be made by a Resolution of Directors (other than any such amendments required to increase the number of Ordinary Shares and create and constitute the Preference Shares and the rights, restrictions and preferences attached thereto pursuant to the provisions of this Memorandum):

(i)	to restrict the rights or powers of the voting members to amend the Memorandum or Articles;

(ii)	to change the percentage of voting members required to pass a resolution to amend the Memorandum or Articles; or

(iii)	in circumstances where the Memorandum or Articles may only be amended by the voting members; or

(iv)	to clause 7, 8, 9 or this clause 11.

12.	INTERPRETATION

In the Memorandum and Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Act”	means the BVI Business Companies Act (RE 2020) as amended;

“Articles”	means the Company’s articles of association as attached to this Memorandum, as amended and/or restated from time to time;

“Board” or “Directors”	the board of directors of the Company;

“Class A Shares”	means the Class A Shares of the Company as defined and set out in the Memorandum;

“Class B Shares”	means the Class B Shares of the Company as defined and set out in the Memorandum;

“Memorandum”	means this, the Company’s memorandum of association, as amended and/or restated from time to time;

“Ordinary Shares”	means the Class A Shares and the Class B Shares of the Company as defined and set out in the Memorandum;

“Preference Shares”	means the Preference Shares of the Company as defined and set out in the Memorandum;

“Register of Directors”	means the register of directors of the Company required to be kept pursuant to the Act;

“Register of Members”	means the register of members of the Company required to be kept pursuant to the Act;

“Registered Agent”	means the Company’s registered agent, from time to time;

“Registrar”	means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Relevant System”	means a system utilised for the purposes of holding and transferring shares of the Company;

“Resolution of Directors”	means a resolution of the directors passed either at a meeting of directors, or by way of a written resolution, in either case in accordance with the provisions of the Articles;

“Resolution of Members”	means a resolution of the members passed either at a meeting of members, or by way of a written resolution, in either case in accordance with the provisions of the Articles;

“Shares”	means collectively, the Ordinary Shares and the Preference Shares;

“Treasury Share”	means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

12.1.	In the Memorandum and Articles:

(1)	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(2)	the headings are for convenience only and shall not affect the construction of the Memorandum or Articles;

(3)	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(4)	reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2021;

(5)	reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2021, and reference to the Company’s “seal” shall include reference to an electronic seal which satisfies the Electronic Transactions Act, 2021.

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign this Memorandum of Association for the purposes of incorporating a company limited by shares under the BVI Business Companies Act (RE 2020).

FH Corporate Services Ltd

Clarence Thomas Building

P.O. Box 4649, Road Town, Tortola

British Virgin Islands

Incorporator

SGD. Jose Santos

José Santos
For and on behalf of
FH Corporate Services Ltd

DATE: 3 April 2025

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

ARTICLES OF ASSOCIATION

OF

D. Boral Acquisition I Corp.

(the “Company”)

1.	SHARE CERTIFICATES

1.1.	Form of Share Certificate

Each share certificate issued by the Company shall be signed by a director of the Company or under the common seal of the Company (which the Registered Agent is authorised to affix to such certificate) with or without the signature of a director or officer of the Company or by such other person who has been duly authorised by a Resolution of Directors.

1.2.	Member Entitled to Certificate

The directors shall determine whether and in what circumstances share certificates and certificates in respect of any other security issued by the Company shall be issued. Each member is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the member’s name, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate to one of several joint members or to one of the members’ duly authorised agents will be sufficient delivery to all.

1.3.	Replacement of Worn Out or Defaced Certificate

If the directors are satisfied that a share certificate is worn out or defaced, they shall, on production to them of the share certificate and on such other terms, if any, as they think fit:

(1)	order the share certificate to be cancelled; and

(2)	issue a replacement share certificate.

1.4.	Replacement of Lost, Stolen or Destroyed Certificate

If the directors receive proof satisfactory to them that a share certificate is lost, stolen or destroyed, a replacement share certificate shall be issued to the person entitled to that share certificate upon request and the receipt by the directors of such indemnity as they may reasonably require.

1.5.	Recognition of Trusts

Except as required by law, and notwithstanding that a share certificate may refer to a member holding shares “as trustee” or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as required by law or these Articles) any other rights in respect of any share except an absolute right to the entirety thereof in the member.

2.	ISSUE OF SHARES

2.1.	Directors Authorised

(i)	Subject to the Act, the Memorandum and these Articles and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount. In particular and without prejudice to the generality of the foregoing, subject to amending Clause 6 of the Memorandum the Board is hereby empowered to authorize by Resolution of Directors from time to time the issuance of one or more classes or series of preference shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preference shares then outstanding) to the extent permitted by the Act. The issue price for a share with par value must be equal to or greater than the par value of the share.

(ii)	Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preference shares, no vote of the holders of Preference shares of or Ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preference shares authorized by and complying with the conditions of the Memorandum and Articles of Association.

2.2.	Non Cash Consideration

The consideration for the issue of shares of the Company may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating:

(1)	the amount to be credited for the issue of the shares;

(2)	that, in their opinion, the present cash value of the non-money consideration and the money consideration, if any for the issue is not less than the amount to be credited for the issue of shares.

2.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

2.4.	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.	REGISTER OF MEMBERS

The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept either at the office of the Registered Agent or the office of the Company’s transfer agent. The entry in the Register of Members of a person as the holder of shares shall be prima facie evidence of the title of the member to those shares.

4.	SHARE TRANSFERS

4.1.	Registering Transfers

Shares in the Company shall be transferred by a written instrument of transfer sent to the Company, signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The transfer of a registered share is effective when the name of the transferee is entered in the Register of Members. Notwithstanding any other provisions of the Memorandum and Articles, shares in the Company may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent of the members for the purposes of the transfer of any shares transferred by means of the Relevant System.

4.2.	Refusal to Recognise a Transfer

Subject to the Memorandum, these Articles and the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the Register of Members unless the directors resolve to refuse or delay the registration of the transfer in which case the directors’ reasons to refuse or delay registration shall be specified by resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay.

5.	TRANSMISSION OF SHARES

5.1.	Executors, Administrators, Guardians and Trustees

Subject to the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until the Company has received the notice required hereunder.

5.2.	Evidence of Entitlement

The production to the Company of any document which is evidence of a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment of an executor (or analogous position in the relevant jurisdiction) of a deceased member, or of the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member, or the appointment of a trustee (or analogous position in the relevant jurisdiction) of a bankrupt member, or any other reasonable evidence of the applicant’s legal and/or beneficial ownership of shares, shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3.	Sole Member

Subject to the Act in the event of the death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon production of the documentation required in these Articles for transmission of shares and such other documentation which is reasonable evidence of the applicant being entitled to:

(1)	a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member’s estate;

(2)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(3)	the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(4)	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the shares,

to the Registered Agent together with (if requested by the Registered Agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the Registered Agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered into the Register of Members, may upon receipt of a written resolution of the applicant, endorsed with written approval of the Registered Agent, be appointed as a director and/or entered in the Register of Members as the legal and/or beneficial owner of the shares.

5.4.	Application Deemed to be Transfer

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

5.5.	Alternate Holder

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

5.6.	Competence

What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

6.	ACQUISITION OF OWN SHARES

6.1.	The directors may, on behalf of the Company, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, purchase, redeem or otherwise acquire any of the Company’s own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

6.2.	The Company may acquire its own fully paid share or shares for no consideration by way of surrender of the share or shares to the Company by the Shareholder holding the share or shares. Any surrender of a share or shares under this Article shall be in writing and signed by the Shareholder.

6.3.	Sections 60 and 61 of the Act shall not apply to the Company.

7.	TREASURY SHARES

7.1.	Shares may only be held as treasury shares by the Company to the extent that the number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

7.2.	The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine.

7.3.	Where and for so long as shares are held by the Company as treasury shares, all rights and obligations attaching to such shares are suspended and shall not be exercised by or against the Company.

8.	FORFEITURE OF SHARES

The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call (“Notice of Call”) specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

Where a written Notice of Call has been issued and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any monies to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

9.	MEETINGS OF MEMBERS

9.1.	Calling of Meetings of Members

The directors may call a meeting of members at such times and in such manner and location as the directors consider necessary or desirable and they shall call such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

9.2.	Notice for Meetings

The Company shall provide a minimum of seven (7) days’ notice specifying at least the date, time, location and general nature of the business of any meeting of members to each member entitled to attend the meeting and to each director of the Company.

9.3.	Record Date for Notice

The record date for the purpose of determining members entitled to notice of any meeting of members shall be 5 p.m. on the day on which the notice is sent or, if no notice is sent, the beginning of the meeting.

9.4.	Record Date for Voting

The directors may set a date as the record date for the purpose of determining members entitled to vote at any meeting of members. The record date must not precede the date on which the meeting is to be held by more than one month. If no record date is set, the record date is 5 p.m. on the date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

9.5.	Waiver of Notice

Notwithstanding Article 9.2, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

(1)	the total voting rights on all the matters to be considered at the meeting; or

(2)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting).

9.6.	Failure to Give Notice

The inadvertent failure to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

10.	PROCEEDINGS AT MEETINGS OF MEMBERS

10.1.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of members unless a quorum of members entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

10.2.	Quorum

The quorum for the transaction of business at a meeting of members shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon. A member shall be deemed to be present at a meeting of members if:

(1)	he or his proxy participates by telephone or other electronic means; and

(2)	all members and proxies participating in the meeting are able to hear each other.

10.3.	Lack of Quorum

If, within half an hour from the time set for the holding of a meeting of members, a quorum is not present, the meeting shall be dissolved.

10.4.	Other Persons May Attend

The directors, the president (if any), the secretary (if any), any lawyer for the Company, and any other persons invited by the directors are entitled to attend any meeting of members, but if any of those persons does attend a meeting of members, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a member or proxy holder entitled to vote at the meeting.

10.5.	Chairman

The following individual is entitled to preside as chairman at a meeting of members (the “Chairman”):

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

10.6.	Selection of Alternate Chairman

If, at any meeting of members, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as Chairman, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be Chairman or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the members entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

10.7.	Adjournments

The Chairman may, and if so directed by the meeting by Resolution of Members shall, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.8.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of members except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

10.9.	Decisions by Show of Hands or Poll

Subject to the Act, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(1)	by the Chairman; or

(2)	by any member or members present in person or by proxy and holding in aggregate not less than one tenth of the total voting shares issued and entitled to vote on the resolution.

10.10.	Declaration of Result

Unless a poll is demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

10.11.	Casting Vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which a poll is demanded, shall not be entitled to a second or casting vote.

10.12.	Manner of Taking Poll

If a poll is duly demanded at a meeting of members:

(1)	the poll must be taken, subject to Article 10.13, in the manner, at the time and at the place that the Chairman directs;

(2)	the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

10.13.	Demand for Poll on Adjournment

A poll demanded at a meeting of members on a question of adjournment must be taken immediately at the meeting.

10.14.	Chairman Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the Chairman must determine the dispute, and his or her determination made in good faith is final and conclusive.

10.15.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of members does not, unless the Chairman so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.16.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of members, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any member or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.	VOTES OF MEMBERS

11.1.	Number of Votes by Member or by Shares

Subject to any special rights or restrictions attached to any shares, on a show of hands every member present in person and every person representing a member by proxy shall, at a member’s meeting, each have one vote and on a poll every member and every person representing a member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

11.2.	Votes by Joint Holders

Where shares are registered in the names of joint owners:

(1)	each registered owner may be present in person or by a proxy at a meeting of members and may speak as a member;

(2)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(3)	if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members of by written resolution, the vote of the joint owner whose name appears first among such voting joint holders on the Register of Members shall alone be counted.

11.3.	Representative of a Corporate Member

Any corporation or other form of corporate legal entity which is a member may appoint a person to act as its representative at any meeting of members of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxies, within the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the Chairman or to a person designated by the Chairman;

(2)	if a representative is appointed under this Article 11.3:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a member who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a member present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

11.4.	Votes of Persons in Representative Capacity

A person who is not a member may vote at a meeting of members, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the Chairman, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a member who is entitled to vote at the meeting. Two or more legal personal representatives of a member in whose sole name any share is registered are, for the purposes of Article 11.2, deemed to be joint members.

11.5.	Appointment of Proxy Holders

Every member of the Company, including a corporation that is a member entitled to vote at a meeting of members of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

11.6.	Deposit of Proxy

A proxy for a meeting of members must:

(1)	be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxies, within the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the Chairman or to a person designated by the Chairman of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

11.7.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the member giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the Chairman, before the vote is taken.

11.8.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the Chairman:

INSERT NAME OF COMPANY

(the “Company”)

The undersigned, being a member of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of members of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the member):

_____________________

Signed [month, day, year]

[Signature of member]

[Name of member—printed]

11.9.	Revocation of Proxy

Subject to Article 11.10, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the Chairman.

11.10.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 11.9 must be signed as follows:

(1)	if the member for whom the proxy holder is appointed is an individual, the instrument must be signed by the member or his or her legal personal representative or trustee in bankruptcy; or

(2)	if the member for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 11.3.

11.11.	Production of Evidence of Authority to Vote

The Chairman may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

11.12.	Written Resolution

An action that may be taken by the members at a meeting may also be taken by a Resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, by the holders of in excess of 50 per cent of the votes entitled to vote, but if any such resolution is adopted otherwise than by the unanimous written consent of all members, a copy of such Resolution of Members shall as soon as reasonably practicable be sent to all members not consenting to such Resolution of Members. The consent may be in the form of counterparts in like form each counterpart being signed by one or more members.

12.	APPOINTMENT AND REMOVAL OF DIRECTORS

12.1.	First Directors

The first directors shall be appointed by the Registered Agent. If, before the Company has any members, a sole director, or all the directors appointed by the Registered Agent die, or cease to exist (as the case may be), the Registered Agent may appoint one or more persons as directors of the Company.

12.2.	Subsequent Directors

Subject to Article 12.1, directors of the Company may be appointed and removed by Resolution of Members or Resolution of Directors on such terms as the members or directors may determine.

Save that the directors may only appoint a person as a director by Resolution of Directors to replace a director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Sections 114(2) and 114(3) of the Act shall not apply to the Company.

12.3.	Term of Directorship

Each director continues to hold office until:

(1)	his death;

(2)	his resignation;

(3)	his disqualification to act as a director under section 111 of the Act; or

(4)	the effective date of his removal by Resolution of Directors or Resolution of Members.

12.4.	Qualification of Directors

The following are disqualified for appointment as a director:

(1)	an individual who is under 18 years of age;

(2)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(3)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003.

A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

12.5.	Consent to be a Director

A person shall not be appointed as a director or alternate director or nominated as a reserve director unless he has consented in writing to be a director or alternate director or to be nominated as a reserve director.

12.6.	Remuneration of Directors

The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors, or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

13.	ALTERNATE AND RESERVE DIRECTORS

13.1.	Appointment of Alternate Director

Any director (an “appointer”) may appoint any person who is not disqualified to act as a director to be his or her alternate to exercise the appointer’s powers and to carry out the appointer’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointer. The appointment and the termination of the appointment of an alternate director shall be in writing and written notice of the appointment or termination shall be given by the appointer to the Company as soon as reasonably practicable. The termination of the appointment of an alternate director does not take effect until written notice of the termination has been given to the Company.

13.2.	Rights and Powers of Alternate Director

An alternate director has the same rights as the appointer in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint an alternate, whether of the appointer or of the alternate director and does not act as an agent of or for the appointer.

13.3.	Termination of Appointment of Alternate Director

An appointer may at any time, terminate the appointment of an alternate director appointed by him.

The appointment of an alternate director ceases when:

(1)	his or her appointer ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director pursuant to the Act; or

(5)	his or her appointer revokes the appointment of the alternate director.

13.4.	Appointment of Reserve Director

Where the Company only has one member who is an individual and that member is also the sole director of the Company, that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. The nomination of a person as a reserve director of the Company ceases to have effect if:

(1)	before the death of the sole member/director who nominated him:

(a)	he resigns as a reserve director, or

(b)	the sole member/director revokes the nomination in writing; or

(2)	the sole member/director who nominated him ceases to be the sole member/director of the Company for any reason other than his death.

14.	POWERS AND DUTIES OF DIRECTORS

14.1.	Powers of Management

The business of the Company shall be managed by, or be under the direction or supervision of, the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company necessary for managing and for directing and supervising the business and affairs of the Company as are not by the Act or by the Memorandum and Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by the Memorandum and Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of Members.

14.2.	Remaining director’s power to act

If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

14.3.	Delegation to committees, directors and officers

The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

14.4.	Limits on powers of delegation to committees

The directors have no power to delegate the following powers to a committee of directors:

(1)	to amend the Memorandum or Articles;

(2)	to designate committees of directors;

(3)	to delegate powers to committees of directors;

(4)	to appoint or remove directors;

(5)	to appoint or remove an agent;

(6)	to approve a plan or merger, consolidation or arrangement;

(7)	to make a declaration of solvency for the purposes of section 198(1) of the Act or approve a liquidation plan; or

(8)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test.

14.5.	Agents

The directors may appoint any person, including a person who is a director, to be an agent of the Company. Subject to Article 14.6, an agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set out in the Resolution of Directors appointing the agent. The directors may at any time remove an agent and may revoke or vary a power conferred on him.

14.6.	Limits on powers of delegation to agents

The directors have no power to delegate the following powers to an agent of the Company:

(1)	to amend the Memorandum or Articles;

(2)	to change the registered office or Registered Agent;

(3)	to designate committees of directors;

(4)	to delegate powers to committees of directors;

(5)	to appoint or remove directors;

(6)	to appoint or remove an agent;

(7)	to fix emoluments of directors;

(8)	to approve a plan or merger, consolidation or arrangement;

(9)	to make a declaration of solvency for the purposes of section 198(1) of the Act or approve a liquidation plan; or

(10)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test; or

(11)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

14.7.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney appoint any person, company, firm or body of persons to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles or the Act) and for such period, and with such remuneration and subject to such conditions as the directors think fit.

14.8.	Execution of Documents

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by Resolution of Directors determine.

14.9.	Disposition of Assets

For the purposes of section 175 of the Act (Disposition of assets), the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

14.10.	Duty to act in the best interests of the Company

A director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interest of the Company.

14.11.	Duty to act in the best interests of the Company’s parent

Notwithstanding the foregoing Article, if the Company is a wholly-owned subsidiary, a director may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the Company’s parent (as defined in the Act) even though it may not be in the best interests of the Company.

14.12.	Duty to exercise powers for a proper purpose

A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

14.13.	Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

(1)	the nature of the Company;

(2)	the nature of the decision; and

(3)	the position of the director and the nature of the responsibilities undertaken by him.

14.14.	Reliance

A director, when exercising his powers or performing his duties as a director, is entitled to rely upon the Register of Members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(1)	an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(2)	a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person’s professional or expert competence; and

(3)	any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority,

provided that the director (a) acts in good faith; (b) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (c) has no knowledge that his reliance on the Register of Members or the books, records, financial statements and other information or expert advice is not warranted.

15.	DISCLOSURE OF INTEREST OF DIRECTORS

15.1.	Self Interested Transactions

No director shall be disqualified from his office for contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 15.2 below is followed.

15.2.	Disclosure of Self Interest

A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors. Any such disclosure shall not be effective unless brought to the attention of every director on the board.

15.3.	Exemption for Ordinary Course of Business

A director of the Company is not required to comply with Article 15.2 above if:

(a)	the transaction or proposed transaction is between the director and the Company; and

(b)	the transaction or proposed transaction is in the ordinary course of the Company’s business and on usual terms and conditions.

15.4.	Nature of Disclosure

For the purposes of Article 15.2 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

15.5.	Failure to Disclose does not Invalidate Transaction

Subject to Section 125(1) of the Act, the failure by a director to comply with Article 15.2 does not affect the validity of a transaction entered into by the director or the Company.

15.6.	Interested Director Counted in Quorum

A director who is interested in a transaction entered into or to be entered into by the Company may:

(1)	vote on a matter relating to the transaction;

(2)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(3)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

15.7.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in conjunction with his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

15.8.	Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

15.9.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise be interested in, any person in which the Company may be interested as a member or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, such other person.

16.	PROCEEDINGS OF DIRECTORS

16.1.	Meetings of Directors

The directors may meet together (either within or outside the British Virgin Islands) for the conduct of business, adjourn and otherwise regulate their meetings as they think fit.

16.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

16.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

16.4.	Meetings by Telephone or Other Communications Medium

A director shall be deemed to be present at a meeting of directors if:

(1)	he participates by telephone or other electronic means; and

(2)	all directors participating in the meeting are able to hear each other.

16.5.	Calling of Meetings

A director may, and the secretary of the Company, if any, on the request of a director shall, call a meeting of the directors at any time.

16.6.	Notice of Meetings

A minimum of three (3) days notice of each meeting of the directors shall be given to each of the directors and the alternate directors by any method set out in Article 21.1 or orally or by telephone. Such notice shall specify the place, date, time and general nature of the business of the meeting.

16.7.	Waiver of Notice of Meetings

Notwithstanding Article 16.6, a meeting of directors held in contravention of Article 16.6 is valid if a majority of directors entitled to vote at the meeting have waived the notice of the meeting and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

16.8.	Meeting Valid Despite Failure to Give Notice

The inadvertent failure to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

16.9.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors unless the total number of directors of the Company is one, in which case the quorum shall be one.

16.10.	Consent Resolutions in Writing

Any action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other electronic communication by all of the directors or by all of the members of the committee, as the case maybe, without the need for notice. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart.

17.	OFFICERS

17.1.	Directors May Appoint Officers

The directors may, by Resolution of Directors, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

17.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

17.3.	Qualifications

One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

17.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

17.5.	Corporate Officer

Any officer (including any director) who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

18.	INDEMNIFICATION

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(1)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company;

(2)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise,

provided that the person acted honestly and in good faith and in what he believed to be in the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

19.	DISTRIBUTIONS

19.1.	Distributions Subject to Special Rights

The provisions of this Article 19 are subject to the rights, if any, of members holding shares with special rights as to distributions.

19.2.	Declaration of Distributions

Subject to the Act, the directors may, by Resolution of Directors, authorise a distribution by the Company to members at such times and of such an amounts, as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution the value of the Company’s assets will exceed the Company’s liabilities, and the Company is able to pay its debts as they fall due.

19.3.	Notice of Distribution

Notice of any distribution that may have been declared shall be given to each member pursuant to Article 21 and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

19.4.	Record Date

The directors may set a date as the record date for the purpose of determining those members entitled to receive payment of a distribution. The record date must not precede the date on which the distribution is to be paid by more than one month. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the distribution.

19.5.	Manner of Paying Distribution

A resolution declaring a distribution may direct payment of the distribution wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

19.6.	Setting Aside Profits

The directors may, before recommending any distribution, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

19.7.	When Distribution Payable

Any distribution may be made payable on such date as is fixed by the directors.

19.8.	Distribution to be Paid in Accordance with Number of Shares

All distributions of shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.9.	Receipt by Joint Members

If several persons are joint members of any share, any one of them may give an effective receipt for any distribution, bonus or other money payable in respect of the share.

19.10.	Distribution Bears No Interest

No distribution bears interest against the Company.

19.11.	Fractional Distribution

If a distribution to which a member is entitled includes a fraction of the smallest monetary unit of the currency of the distribution, that fraction may be disregarded in making payment of the distribution and that payment represents full payment of the distribution.

19.12.	Payment of Distribution

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the member, or in the case of joint members, to the address of the joint member who is first named on the Register of Members, or to the person and to the address the member or joint members may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque, discharge all liability for the distribution unless such cheque is not paid on presentation.

20.	DOCUMENTS, RECORDS AND REPORTS

20.1.	Company Records and Underlying Documentation

The Company shall keep (at the office of the Registered Agent or at such other places within or outside of the British Virgin Islands as the directors may determine) records and underlying documentation that:

(1)	are sufficient to show and explain the Company’s transactions; and

(2)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

Such records and underlying documentation must be retained for a period of at least five years from the date:

(1)	of completion of the transaction to which the records and underlying documentation relate, or

(2)	that the Company terminates the business relationship to which the records and underlying documentation relate.

20.2.	Resolutions of Members and Directors

The Company shall keep (at the office of the Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine) the following records:

(1)	minutes of meetings and resolutions of members and of classes of members; and

(2)	minutes of meetings and resolutions of directors and committees of directors.

20.3.	Location of Company Records

Where the resolutions referred to in Article 20.2 and the records and underlying documentation referred to in Article 20.1 are kept at a place other than the office of the Registered Agent, the Company must provide the Registered Agent with a written record of the physical address of the place or places at which such resolutions, records and underlying documentation are kept and a written record of the name of the person who maintains and controls the Company’s records and underlying documentation and, where such place and/or the name of such person is changed, the Company shall provide the Registered Agent with the physical address of the new location of the resolutions, records and underlying documentation and/or the name of the new person who maintains and controls the Company’s records and underlying documentation within fourteen days of the change of location.

20.4.	Register of Directors

The Company shall keep a register to be known as a Register of Directors containing the particulars stated in section 118A of the Act, and such other information as may be prescribed by law.

20.5.	Register of Members

The Company shall maintain an accurate and complete Register of Members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the Register of Members and where applicable, the date such person ceased to hold any registered shares in the Company.

20.6.	Documents to be Kept at Registered Office

The Company shall keep the following documents at the office of the Registered Agent:

(1)	the Memorandum and Articles of the Company;

(2)	the Register of Members maintained in accordance with Article 20.5 or a copy of the Register of Members;

(3)	the Register of Directors maintained in accordance with Article 20.4 or a copy of the Register of Directors;

(4)	copies of all notices and other documents filed by the Company in the previous ten years;

(5)	a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act; and

(6)	an imprint of the common seal.

20.7.	Copies of Registers

(a)	Where the Company keeps a copy of the Register of Members or the Register of Directors at a place other than the office of the Registered Agent, it shall:

(i)	within fifteen (15) days of any change in the Register of Members or Register of Directors, notify the Registered Agent, in writing, of the change; and

(ii)	provide the Registered Agent with a written record of the physical address of the place or places at which the original Register of Members or the original Register of Directors is kept.

(b)	Where the place at which the original Register of Members or the original Register of Directors is kept is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

(c)	Where a change occurs in the relevant charges or in the details of the charges required to be recorded in the Company’s register of charges which is kept at the office of the Registered Agent, the Company shall within fourteen (14) days of the change occurring, transmit details of the change to the Registered Agent.

20.8.	Inspection of Records by Directors

The records, documents and registers required by this Article 20 to be kept by the Company shall be open to the inspection of the directors at all times.

20.9.	Inspection of Records by Members

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

21.	NOTICES

21.1.	Method of Giving Notice

Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a member, the member’s address as shown in the Register of Members;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient.

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a member, the member’s address as shown in the Register of Members;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient.

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class.

21.2.	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 21.1 is deemed to be received by the person to whom it was mailed on the seventh day, Saturdays, Sundays and holidays excepted, following the date of mailing.

21.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 21.1, prepaid and mailed or otherwise sent as permitted by Article 21.1 is conclusive evidence of that fact.

21.4.	Notice to Joint Members

A notice, statement, report or other record may be provided by the Company to the joint members of a share by providing the notice to the joint member first named in the Register of Members in respect of the share.

22.	SEAL

The common seal when affixed to any instrument, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal has been affixed to such instrument and the same had been signed as hereinbefore described.

23.	AUDIT

23.1.	Audit

The directors may by Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

23.2.	Eligible Auditor

The auditor may be a member of the Company but no director or officer shall be eligible to serve as auditor during his continuance in office.

23.3.	Access

Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

23.4.	Auditors Report

The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited financial statements are to be presented.

24.	WINDING UP

The Company may be voluntarily liquidated under Part XII of the Act if (1) it has no liabilities or (2) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. If the Company shall be wound up, the liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

25.	AMENDMENT TO ARTICLES

Subject to these Articles and the Act, the Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Resolution of Directors or a Resolution of Members.

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, FH Corporate Services Ltd, of Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, registered agent of the Company, hereby sign these Articles of Association for the purposes of incorporating a company limited by shares under the BVI Business Companies Act (RE 2020).

FH Corporate Services Ltd

Clarence Thomas Building

P.O. Box 4649, Road Town, Tortola

British Virgin Islands

Incorporator

SGD. Jose Santos

José Santos

For and on behalf of

FH Corporate Services Ltd

DATE: 3 April 2025